March 22, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  Nicholas Applegate Fund, Inc.
               File Nos. 33-38461 and 811-5019

Ladies and Gentlemen:

          On behalf of Nicholas Applegate Fund, Inc. enclosed for filing under the Investment Company Act of l940 is one copy of the Rule 24f-2 Notice.

          This document has been filed using the EDGAR system.

          If you have any questions relating to the foregoing, please call the undersigned at (201) 367-7521.

          Please acknowledge receipt via EDGAR.

                                   Very truly yours,

                                   1

DAD:lr                             Deborah A. Docs
Enclosures                         Assistant Secretary



     cc:  Michael Glazer (Paul, Hastings, Janofsky, and Walker)





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